Exhibit 99.2

Before the

FEDERAL COMMUNICATIONS COMMISSION

Washington, DC 20554

)
)
In the Matter of	)
)
Petition for Rulemaking to Clarify Part	)	RM No.
64.601, et seq. of the FCC’s Rules	)
Regarding Telecommunications Relay	)
Services And Speech-to-Speech Services	)
for Individuals with Hearing and Speech	)
Disabilities	)

PETITION FOR RULEMAKING TO CLARIFY RELAY RULES

Daniel R. Luis, CEO
Kelby N. Brick, V.P. Reg. & Strategic Policy
Michael J. Pendergast, General Counsel
Purple Communications, Inc.
773 San Marin Drive, Suite 2210
Novato, CA 94945

Robert L. Pettit
Thomas J. Navin
Wiley Rein LLP
1776 K Street, NW
Washington, DC 20006
Counsel to Purple Communications, Inc.

TABLE OF CONTENTS

		Page
I.	INTRODUCTION AND SUMMARY.	1

II.	MISAPPLICATION OF THE FCC’S TRS RULES COULD HAVE THE DETRIMENTAL EFFECT OF PREVENTING TRS PROVIDERS FROM PROVIDING DEAF AND HARD-OF-HEARING INDIVIDUALS FREE OR SUBSIDIZED EQUIPMENT OR ELIMINATING DEAF AND HARD-OF-HEARING JOBS	5

III.	THE FCC SHOULD INITIATE A RULEMAKING TO ADDRESS CRITICAL TRS ISSUES IN A COMPREHENSIVE MANNER IN ORDER TO BENEFIT FROM PUBLIC COMMENT.	9

IV.	THE FCC’S PROHIBITION ON FINANCIAL INCENTIVES CANNOT EXTEND TO FREE OR SUBSIDIZED EQUIPMENT OR TRS PROVIDER EMPLOYEES OR CONTRACTORS ENGAGED IN APPROPRIATE BUSINESS USE.	11

V.	THE COMMISSION SHOULD EXPLICITLY STATE THAT ITS RULES ALLOW REIMBURSEMENT FROM THE INTERSTATE TRS FUND FOR THE REASONABLE COSTS GENERATED THROUGH MULTI-PARTY CALLS BETWEEN DEAF AND HARD-OF-HEARING INDIVIDUALS AND PERSONS WHO MAY OR MAY NOT HAVE SUCH DISABILITIES	14

VI.	THE FCC SHOULD ADOPT RULES THAT CONFIRM THAT REASONABLE OUTREACH PRACTICES TO MAKE CONSUMERS AWARE OF TRS ARE LAWFUL.	19

VII.	CONCLUSION	22

APPENDIX A – PROPOSED RULES

APPENDIX B

-i-

Before the

FEDERAL COMMUNICATIONS COMMISSION

Washington, DC 20554

)
)
In the Matter of	)
)
Petition for Rulemaking to Clarify Part	)	RM No.
64.601, et seq. of the FCC’s Rules	)
Regarding Telecommunications Relay	)
Services And Speech-to-Speech Services	)
for Individuals with Hearing and Speech	)
Disabilities	)

PETITION FOR RULEMAKING TO CLARIFY RELAY RULES

Pursuant to Section 1.401 of the Federal Communication Commission’s (“FCC” or “Commission”) rules,1 Purple Communications, Inc. (“Purple”), a leading provider of communications services for deaf, hard-of-hearing, and speech-impaired individuals hereby petitions the FCC to initiate a rulemaking proceeding to clarify and strengthen the agency’s rules regarding telecommunications relay services and speech-to-speech services for deaf, hard-of-hearing, and speech-impaired individuals.2

I.	INTRODUCTION AND SUMMARY.

Next year will mark the 20th anniversary of the Americans With Disabilities Act of 19903 (“ADA”). Among other things, this landmark legislation was designed to enable deaf and hard-of-hearing individuals to more fully participate in the mainstream of American society – including employment – by making accessible the telecommunications services and

[1]	47 C.F.R. § 1.401.
[2]	47 C.F.R. § 64.601, et seq.
[3]	42 U.S.C. § 12101, et seq.

opportunities that many hearing individuals take for granted.4 Indeed, House Majority Leader Steny Hoyer, the lead House sponsor of the ADA, has stated that a “major focus of the ADA . . . was to improve employment opportunities.”5

Since the adoption of the ADA, the Commission has recognized its “central role in enforcing the requirements of the ADA,”6 which mandates that the FCC “ensure that interstate and intrastate telecommunications relay services are available, to the extent possible and in the most efficient manner, to hearing-impaired and speech-impaired individuals in the United States.”7 As Commissioner Copps has recognized, the availability of “telecommunications relay services (TRS) that enable [deaf and hard-of-hearing individuals] to communicate by phone or video to employers, doctors, family and friends” is “[e]ssential to the success of those with hearing disabilities.”8

Purple respectfully submits that the Commission’s rules and interpretive rulings have fallen short of the policy goals outlined by Congress and the FCC. Procedurally, the FCC has not promulgated a comprehensive set of rules governing deaf and hard-of-hearing communications but instead has issued periodic and sometimes contradictory declaratory rulings.

[4]	47 U.S.C. § 225.
[5]	“15th Anniversary of the Americans with Disabilities Act,” Press Release of Steny Hoyer, U.S. House of Representatives (D-MD) (July 26, 2005).
[6]

Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Americans with Disabilities Act of 1990, Second Report and Order, Order on Reconsideration, and Notice of Proposed Rulemaking, 18 FCC Rcd 12379, ¶ 2 (2003) (“2003 TRS Second Report and Order”).

[7]	47 U.S.C. § 225(b)(1).
[8]

Concurring Statement of Commissioner Michael J. Copps, Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Memorandum Opinion and Order, 21 FCC Rcd 8063 (2006) (“Copps Statement”).

Unfortunately, these declaratory rulings have created uncertainties that undermine the provision of deaf and hard-of-hearing communications and impair the FCC’s ability to carry out its core statutory responsibility under the ADA to ensure that relay services are available “to the extent possible and in the most efficient manner” to deaf and hard-of-hearing consumers.9 The problem was recognized by Commissioner Copps three years ago:

The lack of consistent, clear and fully transparent rules make it difficult for the Commission to administer the program accurately while at the same time causing tremendous economic uncertainty for providers who want to develop and implement business plans to serve the hearing disabled. All this raises my biggest concern that, at the end of the day, it is the consumers who will suffer perhaps because they do not know that video relay service is available or because a provider chooses not to serve a community altogether.10

These problems remain today. While the TRS industry continues to mature, regulation has not kept up with the technological advances and growing deaf and hard-of-hearing participation in the workplace. Given these lingering uncertainties and the importance of TRS to deaf and hard-of-hearing Americans,11 Purple respectfully requests that the Commission initiate a rulemaking proceeding to clarify its TRS requirements and to address remaining critical issues affecting the TRS industry. With broad participation from the public, the affected community, and the industry, the Commission will be better able to ensure that TRS is available to deaf, hard-of-hearing, and speech-impaired individuals as envisioned by the ADA.12

[9]	47 U.S.C. § 225(b)(1).
[10]	Copps Statement at 8074.
[11]

There are presently several forms of TRS, including traditional or text (TTY) based TRS, Speech-to-Speech (STS), IP Relay and Video Relay Service (VRS). See Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Declaratory Ruling, 20 FCC Rcd 1466, n.3 (2005) (“2005 Financial Incentives Declaratory Ruling”).

[12]	47 U.S.C. § 225(b)(1).

Specifically, and as more fully detailed below, the Commission should, at a minimum, adopt rules that address three specific ambiguities created by its declaratory rulings. First, the Commission should adopt rules clarifying that employees and contractors of TRS providers may make TRS calls in the course of their employment. This practice is not specifically prohibited by the current rules, and the ability to make TRS calls is absolutely essential to deaf and hard-of-hearing employees who want to participate fully in the workplace. However, the FCC’s various pronouncements with regard to financial incentives to make TRS calls13 are ambiguous on this issue. Indeed, a broad reading of the prohibition on TRS providers offering any financial incentive to make TRS calls could jeopardize TRS providers’ programs to distribute free or subsidized TRS-capable communications devices to deaf, hard-of-hearing, and speech-impaired individuals. Second, the Commission should adopt rules clarifying that reimbursement from the interstate TRS Fund for the reasonable costs generated through multi-party calls between deaf and hard-of-hearing individuals and persons who may or may not have such disabilities is permissible.14 Third, the Commission should adopt rules that confirm the lawfulness of reasonable outreach and marketing practices to make all consumers, including enterprise consumers, aware of TRS availability.15 These clarifying rules are critical to help deaf and hard-of-hearing individuals communicate and to open employment opportunities for them.

[13]

The FCC’s declaratory ruling broadly stated that “providers seeking compensation from the Fund may not offer consumers financial or other tangible incentives, either directly or indirectly, to make relay calls.” Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Report and Order and Declaratory Ruling, 22 FCC Rcd 20140, ¶ 92 (2007) (“2007 TRS Cost Recovery Declaratory Ruling”).

[14]	As explained in Section V infra, if the Commission wants to establish boundaries of acceptable use of multi-party calls by TRS provider employees or contractors, Purple would support such FCC efforts.
[15]

The FCC concluded that “apart from attempting to generate additional calls that can be billed to the Fund, providers also may not use a consumer or call database to contact TRS users for lobbying or any other purpose.” 2007 TRS Cost Recovery Declaratory Ruling, ¶ 95. The FCC clarified that providers may contact users “as long as it is for purposes related directly to the handling of calls,” but providers may not use “customer information obtained through the provision of federally-funded relay services” to engage in lobbying or advocacy. Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Declaratory Ruling, 23 FCC Rcd 8993, ¶¶ 9-10 (2008) (emphasis in original) (“2008 Clarification Declaratory Ruling”). But see Sorenson Communications, Inc. v. FCC, 567 F.3d 1215 (10th Cir. 2009) (vacating in part 2007 TRS Cost Recovery Declaratory Ruling).

II.	MISAPPLICATION OF THE FCC’S TRS RULES COULD HAVE THE DETRIMENTAL EFFECT OF PREVENTING TRS PROVIDERS FROM PROVIDING DEAF AND HARD-OF-HEARING INDIVIDUALS FREE OR SUBSIDIZED EQUIPMENT OR ELIMINATING DEAF AND HARD-OF-HEARING JOBS.

Throughout its implementation of Title IV of the ADA, the Commission has emphasized several policies critical to achieving Congress’s goals. The agency has found that: (1) public awareness is critical to the functional equivalence of TRS;16 (2) advanced TRS technologies should be facilitated to increase functional equivalence;17 and (3) TRS is crucial to the

[16]

See Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Report and Order and Further Notice of Proposed Rulemaking, 15 FCC Rcd 5140, ¶ 105 (2000) (“2000 TRS Order”) (“It is crucial for everyone to be aware of the availability of TRS for it to offer the functional equivalence required by the statute . . . The lack of public awareness prevents TRS from achieving this mandated objective from Congress.”).

[17]

See Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Speech and Hearing Disabilities, Order on Reconsideration, 20 FCC Rcd 13140, ¶ 20 (2005) (“2005 TRS Order on Reconsideration”) (finding that “… the Commission has recognized that Congress intended TRS to be an evolving service that would encompass new developments in technology and meet the needs of identifiable segments of the population of persons with hearing and speech disabilities”); Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Speech and Hearing Disabilities, Declaratory Ruling and Further Notice of Proposed Rulemaking, 21 FCC Rcd 5442, ¶ 11 (2006) (“2006 TRS Declaratory Ruling”) (“VRS therefore provides a degree of ‘functional equivalency’ that is not attainable with text-based TRS by allowing those persons whose primary language is ASL to communicate in sign language, just as a hearing person communicates in, e.g., spoken English.”).

employment of deaf and hard-of-hearing individuals.18 But in recent years, in an apparent attempt to restrain the size of the TRS Fund, the Commission has issued several ad hoc declaratory rulings that have created uncertainties that put Congress’s ADA objectives of functional equivalency at risk.19 Although Purple fully supports the Commission’s goals to ensure that TRS funds are used for their intended purpose, the Commission needs to address the unintended effects created by misapplication of these declaratory rulings that inhibit much-needed TRS marketing and adoption practices.

For example, on the one hand, the FCC has recognized that a major goal of the ADA and TRS is to improve employment opportunities for deaf, hard-of-hearing, and speech-impaired individuals.20 On the other hand, the FCC’s prohibition on financial incentives, if interpreted to an illogical extreme, could effectively both (1) prohibit TRS providers from hiring deaf, hard-of- hearing, and speech-impaired individuals in any capacity that requires them to use TRS services in the course of conducting their business, and (2) prohibit TRS providers from distributing free

[18]

See 2005 TRS Order on Reconsideration, ¶ 20 (“The Commission has also recognized Congress’ clear direction that Title IV and the TRS regime are intended to further the goals of universal service by bringing persons with hearing and speech disabilities into the ‘telecommunications mainstream’ and facilitating their educational and employment opportunities.”); see also 2006 TRS Declaratory Ruling, ¶ 3 (“Congress . . . found TRS necessary to ‘bridge the gap between the communications-impaired telephone user and the community at large,’ and emphasized that to ‘participate actively in society, one must have the ability to call … business[es] and employers’.”)(internal citations omitted).

[19]	2005 Financial Incentives Declaratory Ruling; 2006 TRS Declaratory Ruling; 2007 TRS Cost Recovery Declaratory Ruling; 2008 Clarification Declaratory Ruling.
[20]

See, e.g., 2003 TRS Second Report and Order, ¶ 3 (“For persons with hearing and speech disabilities, these initiatives mean being able to ‘get connected,’ so that they may participate fully in the economic and social fabric of American life, now shaped by the telecommunications revolution and information age.”).

or subsidized TRS-capable communications devices to deaf, hard-of-hearing, and speech-impaired individuals.21 Such an interpretation is inconsistent with Congress’s intent to provide deaf, hard-of-hearing, and speech-impaired individuals access to “functionally equivalent” telephone service.22 Moreover, the Commission itself has not interpreted the prohibition on financial incentives broadly in all circumstances. For example, the Commission accepts the practice of providing free or subsidized equipment (arguably a tangible incentive) to TRS customers, so long as that equipment may be used with any provider.23 The result of the uncertainty is to deter services to deaf, hard-of-hearing, and speech-impaired individuals, the very population the ADA is meant to protect.

Further uncertainty has been created by the Commission’s confusing approach to contacting customers. The Commission has emphasized that everyone must be “aware of the availability of TRS for it to offer the functional equivalence required by the statute.”24 In addition, the Commission has found that public awareness and outreach includes educating consumers about the availability of new features and technologies.25 Though the Commission

[21]	2007 TRS Cost Recovery Declaratory Ruling, ¶ 92.
[22]

Such a reading would also contradict the FCC’s own policy of accommodating its own employees with disabilities. See Federal Communications Commission, Section 504 Programs & Activities Accessibility Handbook, 2d Ed., available at http://hraunfoss.fcc.gov/edocs_public/attachmatch/DOC-285310A1.doc.

[23]

The Commission accepts the provision of free equipment so long as the use or possession of equipment or receipt of different or upgraded equipment is not conditioned on the consumer making relay calls. See 2007 TRS Cost Recovery Declaratory Ruling, ¶ 94; 2006 TRS Declaratory Ruling.

[24]	2000 TRS Order, ¶ 105.
[25]

See Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Speech and Hearing Disabilities, Report and Order and Further Notice of Proposed Rulemaking, 23 FCC Rcd 11591, ¶ 91 (2008) (“2008 Ten-Digit Numbering TRS Order”) (recognizing the need for “significant outreach efforts both by providers and by the Commission” to educate consumers during the transition to a ten-digit numbering system); Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, IP-Enabled Services, Report and Order, 22 FCC Rcd 11275, ¶ 43 (2007) (requiring interconnected VoIP providers to conduct ongoing education and outreach programs that publicize the availability of 711 access to TRS in a manner reasonably designed to reach the largest number of consumers possible).

recognizes that a provider may directly contact TRS users to “provide technical support for TRS products or services used by a consumer,”26 the Commission’s declaratory rulings otherwise restrict the most effective outreach practices.27 The Commission requires carriers to reach out to consumers through advisories on their websites, promotional materials and carrier billing inserts,28 but such mechanisms are unlikely to publicize the availability of TRS “in a manner reasonably designed to reach the largest numbers of consumers possible.”29 As discussed below in Section V, it makes little sense to preclude TRS providers from reaching their customers in the most effective way possible, for example, by using outreach awareness campaigns and educating businesses, schools, and agencies as to the use of TRS for deaf and hard-of-hearing customers, clients, patients, and students. Indeed, the struggles TRS providers and, in particular, IP Relay providers have encountered implementing the mandatory 10-digit number registration – despite a multitude of efforts using various media – demonstrate the difficulty of TRS outreach generally. The Commission should focus on enhancing outreach options, not arbitrarily constricting them.

[26]	2008 Clarification Declaratory Ruling, ¶ 9.
[27]	See 2005 Financial Incentives Declaratory Ruling; 2006 TRS Declaratory Ruling; 2007 TRS Cost Recovery Declaratory Ruling; 2008 Clarification Declaratory Ruling.
[28]	2008 Ten-Digit Numbering TRS Order, ¶ 90; 47 C.F.R. § 64.601(c)(3) (requiring outreach via telephone directories, periodic billing inserts, and directory assistance services).
[29]	47 C.F.R. § 64.601(c)(3).

Moreover, further clarification by rulemaking is also appropriate in light of the Tenth Circuit’s recent decision requiring the FCC to “vacate the restriction on using customer data for ‘lobbying and other purposes’” based on First Amendment grounds.30 The Commission should revisit its rules to ensure that any restrictions are “no more extensive than necessary” to serve its interest as required by the court.31

Without further clarification, TRS providers will be unable to make TRS a truly functionally equivalent telephone service as envisioned by Congress. Section 225 and the Commission’s rules create confusion for providers and consumers because outreach and marketing practices are not directly addressed. The Commission has touched on these issues only through declaratory rulings that lack the benefits of full public participation associated with notice and comment rulemaking. The resulting lack of clarity has chilled provider outreach, including core First Amendment speech, to consumers and therefore denied valuable services to deaf, hard-of-hearing, and speech-impaired segments of the population.

III.	THE FCC SHOULD INITIATE A RULEMAKING TO ADDRESS CRITICAL TRS ISSUES IN A COMPREHENSIVE MANNER IN ORDER TO BENEFIT FROM PUBLIC COMMENT.

TRS industry outreach and employment practices affect not only the industry, but the availability of functionally equivalent telephone services to deaf, hard-of-hearing, and speech-impaired individuals. As the Commission has recognized time and again, “guidance from the courts indicates that issues of general applicability are more suited to rulemaking than to adjudication.”32 And as the Commission recognized, “a rulemaking proceeding is generally, a

[30]	Sorenson Communications, Inc. v. FCC, 567 F.3d 1215 (10th Cir. 2009).
[31]	Id. at 1223.
[32]

Applications for License and Authority to Operate in the 2155-2175 MHz Band WT Docket No. 07-16 Petitions for Forbearance Under 47 U.S.C. §160, Order, 22 FCC Rcd 16563, ¶ 28 (2007) (citing National Small Shipment Traffic Conf. v. ICC, 725 F.2d 1442, 1447-48 (DC Cir. 1984) (“Trial-like procedures are particularly appropriate for retrospective determination of specific facts ... [while] [n]otice-and-comment procedures... are especially suited to determining legislative facts and policy of general, prospective applicability.”)); see also Amendment of the Commission’s Rules Regarding Maritime Automatic Identification Systems, Report and Order and Further Notice of Proposed Rulemaking and Fourth Memorandum Opinion and Order, 21 FCC Rcd 8892, ¶ 43 (2006) (finding that proceeding by rulemaking rather than adjudication was in the public interest because the issues determined would have a generalized effect within the service).

better, fairer and more effective method of implementing a new industry-wide policy” than are ad hoc and potentially uneven adjudications in isolated proceedings.33 The statutory language of Section 225 also supports the use of rulemakings on matters affecting the TRS fund. Section 225(d)(1) mandates that the Commission “prescribe regulations to implement this section” and provides a non-exclusive list of topics upon which Commission must issue rules.34 By engaging in notice and comment rulemaking, the Commission will expose its regulations to “diverse public comment” that “ensures fairness to affected parties.”35

[33]

Amendment of Parts 2 and 25 of the Commission's Rules to Permit Operation of NGSO FSS Systems Co-Frequency with GSO and Terrestrial Systems in the Ku-Band Frequency Range; Amendment of the Commission's Rules to Authorize Subsidiary Terrestrial Use of the 12.2-12.7 GHz Band by Direct Broadcast Satellite Licensees and Their Affiliates; and Applications of Broadwave USA, PDC Broadband Corporation, and Satellite Receivers, Ltd. to Provide A Fixed Service in the 12.2-12.7 GHz Band, Memorandum Opinion and Order and Second Report and Order, 17 FCC Rcd 9614, ¶ 218 (2002) (citations omitted).

[34]

47 U.S.C. § 225(d)(1). “That section instructs the Commission to adopt regulations implementing section 225, including regulations ‘establish[ing] functional requirements, guidelines, and operations procedures for [TRS],’ as well as mandatory ‘minimum standards’ governing the provision of TRS.” 2008 Ten Digit Numbering Order, ¶ 15. Further, the FCC found that its rulemaking authority in 225 encompassed authority to assign a 10-digit based numbering system. Id., ¶ 17.

[35]	Sprint Corporation v. FCC, 315 F.3d 369, 373 (D.C. Cir. 2003) (citations and quotation marks omitted).

IV.	THE FCC’S PROHIBITION ON FINANCIAL INCENTIVES CANNOT EXTEND TO FREE OR SUBSIDIZED EQUIPMENT OR TRS PROVIDER EMPLOYEES OR CONTRACTORS ENGAGED IN APPROPRIATE BUSINESS USE.

As the Commission has recognized, “TRS is a critical tool for employment” for deaf, hard-of-hearing, and speech-impaired individuals.36 The unemployment rate of the deaf community has been reported as high as 60 percent.37 If such individuals cannot communicate by telephone, their ability to compete and succeed in today’s job market is functionally eliminated.38 The FCC has also noted that “[i]mproving the quality of TRS will enhance employment opportunities for people with hearing and speech disabilities and may contribute to a decrease in their unemployment rate.”39 Indeed, Commission Rule 64.604 requires that TRS providers use Communications Assistants “familiar [    ] with hearing and speech disability

[36]

Telecommunications Relay Services and Speech-to-Speech for Individuals with Hearing and Speech Disabilities, Report and Order and Notice of Proposed Rulemaking, 15 FCC Rcd 5140, ¶ 7 (2000). See also Job Accommodation Network, Accommodation and Compliance Series: Employees with Hearing Loss, available at http://www.jan.wvu.edu/media/Hearing.html (noting that employers can accommodate telephone communication in the work place by making various forms of TRS available to employees with hearing loss).

[37]

Net Sign News, Unemployment Rates in the Deaf Community, available at http://www.netsignnews.com/Opinion_-_Discussion/Unemployment_Rates_In_The_Deaf_Community.php; see also United States Department of Labor, Bureau of Labor Statistics, New monthly data series on the employment data of people with a disability, available at http://www.bls.gov/cps/cpsdisability.htm (“In June 2009, the unemployment rate of persons with a disability was 14.3 percent, compared with 9.5 percent for persons with no disability, not seasonally adjusted.”).

[38]

Restrictions on the use of TRS in the workplace by any company would force such company to weigh the costs associated with increased interpreting staff to enable accessibility for hearing or deaf employees. Because interpreting staff often command average annual salaries in excess of $70,000 per year, restrictions on the lower cost and more effective communications option of TRS may cause employers to seek to evade having to make accommodations under the ADA’s exception for “undue financial hardship.” Thus, by restricting TRS use, the Commission may actually inadvertently cause the very discrimination that the ADA intends to prevent.

[39]	2000 TRS Order, ¶ 7.

cultures, languages, and etiquette.”40 Purple takes these Commission goals seriously and employs hundreds of deaf and hard-of-hearing employees and independent contractors.41 In Purple’s experience, deaf and hard-of-hearing employees excel in many areas within the company, including operational management, customer care, product development and engineering, and outreach provided that they have access to the same communications tools available to hearing employees. These employees communicate in the same language as Purple’s customers and understand the types of products and services desired by the deaf and hard-of-hearing community. These employees also improve Purple’s efficiency because they communicate point-to-point with deaf customers, thereby eliminating the need for interpreters in the field and over the phone system, thus decreasing the need for TRS.42

Though the Commission’s prohibition on financial incentives is best interpreted not to cover employees who use TRS in the course of business operations, Purple requests that the Commission adopt rules that codify this point. As an initial matter, TRS providers’ employees are not ordinary “consumers” within the meaning of the Commission’s prohibition.43 To find otherwise would directly contradict the purpose of the ADA as a whole to “provide a clear and

[40]	47 C.F.R. § 64.604(a)(ii).
[41]

As a new entrant competing against a dominant provider of TRS services, Purple has a significant need for employees who are “familiar[    ] with hearing and speech disability cultures, languages, and etiquette.” Id.

[42]

Purple’s preliminary analysis of the aggregate telecommunications usage of its employees and contractors suggests that hearing staff use the public telephone network more than three to four times as frequently as its deaf and hard-of-hearing staff or independent contractors use TRS Fund reimbursable services. This disparity is due to a deaf person’s substantial use of communications made on a point to point basis to another deaf or hard-of-hearing person over broadband connections that do not incur TRS Fund reimbursable charges.

[43]	The Commission prohibits providers from “offer[ing] consumers financial or other tangible incentives.” See 2007 TRS Cost Recovery Declaratory Ruling, ¶ 92 (emphasis added).

comprehensive national mandate for the elimination of discrimination against individuals with disabilities”44 in light of Congress’s finding that “discrimination against individuals with disabilities persists in… employment.”45 Indeed, any rule prohibiting (or even limiting) the employees of TRS providers from utilizing TRS services in the course of their employment would have the anomalous effect of penalizing TRS providers for hiring employees from the very population they serve and thus preventing TRS providers from offering functionally equivalent “technological services currently offered to nondisabled [employees] . . . to [employees] with disabilities” when “it is technologically feasible to do so.”46 What is more, use of TRS is a civil right designed to remedy discrimination against deaf, hard-of-hearing, and speech impaired individuals. Prohibiting (or limiting) TRS in the workplace, however, discriminates against deaf and hard-of-hearing individuals by not allowing them to use the same communications tools that hearing employees use daily. The Commission should not restrict this right in the absence of the most compelling of reasons and only if such restrictions are permitted under the ADA.

If the Commission wants to establish boundaries of acceptable use by employees or contractors, Purple would support such FCC efforts. However, just as the Commission does not restrict other carriers’ employees from using services supported by the Universal Service Fund, it should similarly refrain from such a restriction on the employees of TRS providers, or put any unfair burden or scrutiny on deaf and hard-of-hearing employees.

[44]	42 U.S.C. § 12101(b)(1).
[45]	Id. § 12101(a)(3).
[46]

2003 TRS Second Report and Order, ¶ 8. This result is particularly inappropriate in the TRS industry, where deaf and hard-of-hearing employees are best situated to interact with deaf and hard-of-hearing customers and participate in the development of new TRS technologies and services.

V.	THE COMMISSION SHOULD EXPLICITLY STATE THAT ITS RULES ALLOW REIMBURSEMENT FROM THE INTERSTATE TRS FUND FOR THE REASONABLE COSTS GENERATED THROUGH MULTI-PARTY CALLS BETWEEN DEAF AND HARD-OF-HEARING INDIVIDUALS AND PERSONS WHO MAY OR MAY NOT HAVE SUCH DISABILITIES.

Full implementation of the anti-discrimination goals of the ADA47 commands that the Commission adopt rules that specifically confirm that reimbursement from the interstate TRS Fund for the reasonable costs generated through multi-party conference calls between deaf and hard-of-hearing individuals and persons who may or may not have such disabilities (hereafter “multi-party calls”) is allowed. To be sure, the Commission has been inconsistent when discussing whether multi-party calls and deaf-only calls are reimbursable. We understand, for example, that a representative from the Inspector General’s Office of the FCC recently opined that deaf-only multi-party calls were not reimbursable. This conflicts, however, with the goals of the ADA and the Commission’s own conclusion – which it has repeated for close to ten years – that “TRS enables persons with hearing and speech disabilities to communicate by telephone with persons who may or may not have such disabilities.”48 Undeniably, to provide the deaf and hard-of-hearing community equivalent access to communications services necessitates additional Commission action in this area. The hearing community relies heavily on multi-party calls –

[47]	42 U.S.C. § 12101(a).
[48]

2000 TRS Order, ¶ 2 (emphasis added). The Commission made this statement as early as 1999. See “Common Carrier Bureau Reminds All Common Carriers of Their Obligation to Provide Access to Their Telecommunications Services Via Telecommunications Relay Services,” Public Notice, 15 FCC Rcd 9916, ¶ 1 (C.C. Bureau 1999). The Commission most recently reiterated this statement in 2008. See In the Matter of Global Crossing Telecommunications, Inc., Notice of Apparent Liability for Forfeiture, 23 FCC Rcd 6110, ¶ 4 (2008).

both with hearing and deaf individuals – to satisfy day-to-day business requirements. To ensure functional equivalency, the Commission should adopt rules that confirm that the ADA permits the reimbursement of multi-party VRS calls, regardless of whether a hearing individual is on the call.49 Failure to issue such rules will further obstruct the disabled community’s integration into the mainstream workplace.

The Commission must look to the principles underlying the ADA to determine how to treat multi-party calls. The purpose of Title IV of the ADA is to further the “goal of universal service by providing to individuals with hearing or speech disabilities telephone services that are functionally equivalent to those provided to individuals without hearing or speech disabilities.”50 More specifically, the Commission has stressed that “TRS is a critical tool for employment” and if “people with hearing or speech disabilities cannot communicate by telephone, their ability to compete and succeed in today’s job market is threatened.”51 The Commission also has remarked that “[b]eing able to place a phone call to . . . receive training . . . and to advance one’s career through formal and informal networks depends largely on one’s ability to communicate with many different individuals and entities.”52 To this end, the Commission has stressed that “[i]mproving the quality of TRS will enhance employment opportunities for people with hearing and speech disabilities.”53

[49]

The litmus test for reimbursement should focus on whether the use of VRS is necessary for functional equivalency and required to satisfy day-to-day business requirements; whether or not a hearing person is on the call does not affect these standards.

[50]

Telecommunications Services for Individuals with Hearing and Speech Disabilities, and the Americans with Disabilities Act of 1990, Report and Order and Request for Comments, 6 FCC Rcd 4657, ¶ 2 (1991).

[51]	2000 TRS Order, ¶ 7.
[52]	Id.
[53]	Id.

Here, functional equivalence mandates that the Commission reimburse all multi-party calls equally. The Commission already requires that TRS providers offer “three-way calling functionality,” which the FCC defines as a “TRS feature that allows more than two parties to be on the telephone line at the same time with the CA.”54 This provides hearing individuals complete freedom to initiate and participate in reimbursable multi-party calls with deaf and hard-of-hearing individuals. In addition, the Commission has recognized that hearing-only multi-party calls have “long been available to voice telephone users.”55 Consistent with the ADA, functional equivalence mandates that the deaf and hard-of-hearing community also be able to participate in multi-party calls without regard to whether hearing persons are on the call.56 In the TRS industry, multi-party calls are a crucial component to employee success – regardless of whether the calls involve hearing participants. By adopting rules that protect these calls, the Commission will fulfill its Section 225 mandate to ensure that deaf and hard-of-hearing individuals are able to thrive in their jobs and not fall victim to discrimination because of communications barriers.

[54]	47 C.F.R. § 64.601(a)(23); see also 47 C.F.R. § 64.604(a)(3)(vi)(3) (“TRS providers are required to provide . . . [t]hree-way calling functionality.”).
[55]	2003 TRS Second Report and Order, ¶ 72.
[56]

The Commission’s failure to address this specific issue does not preclude the Commission from confirming now that multi-party VRS calls are reimbursable forms of TRS. Indeed, the Commission has explained that “[f]unctional equivalence is, by nature, a continuing goal that requires periodic reassessment” because the “ever-increasing availability of new services and the development of new technologies continually challenges us to determine what specific services and performance standards are necessary to ensure that TRS is functionally equivalent to voice telephone service.” Id., ¶ 4.

Purple also submits that multi-party calls with multiple video interpreters (“VIs”) are critical to ensuring robust discussions among employees in this complicated industry. Without VRS capabilities – including the ability of VIs to communicate with each other on a multi-party call – call participants are unable to interact in a productive way with other members of a multi-party call. Further, Purple’s conclusions are consistent with the Commission’s previous statement that as “three-way calling matures to providing multi-party conference calling, there may be instances where more than one CA is necessary.”57 Technology has evolved and made multi-party VRS calls a reality. Given this – and the fact that such calls are critical to the success of deaf and hard-of-hearing employees – the Commission should confirm in industry-wide rules that the use of multiple VIs is appropriate for multi-party calls. If technology evolves to make these rules somehow unnecessary, the Commission may revisit this issue at that time.

Leaders in Congress have already expressed support for the above interpretation of Section 225. In fact, Representative Edward Markey (D-MA) – former Chair of the House Subcommittee on Telecommunications and the Internet – recently expressed strong support for permitting reimbursable multi-party calls under Section 225. When introducing the 2008 “Twenty-First Century Communications and Video Accessibility Act,” Representative Markey explained that his bill “clarifies that TRS services are intended to ensure that people who have hearing or speech disabilities can use relay services to engage in functionally equivalent telephone communication with all other people, not just people without a hearing or speech disability.”58

[57]	2003 TRS Second Report and Order, ¶ 74.
[58]	21st Century Communications and Video Accessibility Act, H.R. 6320, 110th Cong. (June 19, 2008) (Introductory remarks of H. Rep. Edward Markey (D-MA)) (emphasis added).

To the extent that the Commission believes that Section 225 limits its authority to reimburse VRS providers for all multi-party calls, including deaf-only multi-party calls, Title I provides “ample authority” to accomplish the same objective. Less than a year ago, for example, the Commission employed its “ample authority” pursuant to Title I to regulate deaf-only point-to-point calls.59 The Commission stated that facilitating point-to-point calls between Internet-based TRS subscribers “furthers the purposes of section 225,” which “directs the Commission to ensure that relay services are available ‘[i]n order to carry out the purposes established under section 1, to make available to all individuals in the United States a rapid, efficient nationwide communication service, and to increase the utility of the telephone system of the Nation’.”60 The Commission noted that Section 225 contains a “clear statement[    ] from Congress that it intended persons with disabilities to have the fullest possible access to the Nation’s communications

[59]

Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Second Report and Order and Order on Reconsideration, 24 FCC Rcd 791, ¶¶ 65-67 (2008). The Commission explained that “[a]ncillary jurisdiction may be employed, in the Commission’s discretion, when Title I of the Act gives the Commission subject matter jurisdiction over the service to be regulated and the assertion of jurisdiction is ‘reasonably ancillary to the effective performance of [its] various responsibilities.’ As we concluded in the Internet-based TRS Order, the Commission has subject matter jurisdiction over Internet-based TRS services, a form of ‘interstate communication by wire or radio.’ And requiring that providers facilitate point-to-point communications between persons with hearing or speech disabilities is reasonably ancillary to the Commission’s responsibilities in several parts of the Act – sections 225, 255, and 1.” Id. (citing United States v. Southwestern Cable Co., 392 U.S. 157, 177–78 (1968).

[60]	Id. (quoting 47 U.S.C. § 225(b)(1)).

system.”61 Thus, the Commission required that VRS providers facilitate deaf-only point-to-point calls to “serve[    ] these goals.”62 Here, the Commission could, to the extent necessary, employ its ancillary jurisdiction because multi-party calls are needed to provide the deaf and hard-of-hearing community with the “fullest possible access to the Nation’s communications system.” Without full access to the benefits of multi-party call functionality, the deaf and hard-of-hearing community cannot participate in the business world in a functionally equivalent way to hearing individuals.

Accordingly, the Commission should adopt rules pursuant to Section 225 and the FCC’s ancillary jurisdiction that confirm that minutes generated through multi-party calls between deaf and hard-of-hearing individuals and persons who may or may not have such disabilities are reimbursable from the interstate TRS Fund.

VI.	THE FCC SHOULD ADOPT RULES THAT CONFIRM THAT REASONABLE OUTREACH PRACTICES TO MAKE CONSUMERS AWARE OF TRS ARE LAWFUL.

That the ADA and the Commission’s rules provide for communications services for the deaf and hard-of-hearing is not a secret and should not be treated by the Commission as if they were. As the FCC has recognized, “outreach is an issue of recurring and serious importance for TRS users.”63 This is because those who rely on TRS for access to the nation’s telephone

[61]	Id.
[62]

Id. The Commission also noted that “section 1 itself charges the Commission with making available ‘so far as possible, to all the people of the United States . . . a rapid, efficient, Nation-wide . . . wire and radio communications service’.”[62] Id. (citing 47 U.S.C. § 151 (emphasis added)). Confirming the allowance of multi-party calls among a group of deaf participants confirms the FCC’s mandate to make communications available to “all the people.”

[63]

Telecommunications Relay Services and Speech-to-Speech Services for Individuals with Hearing and Speech Disabilities, Report and Order, Order on Reconsideration, and Further Notice of Proposed Rulemaking, 19 FCC Rcd 12475, ¶ 95 (2004).

system, and thereby for access to family, friends, and businesses, gain little from the mandate of Title IV if persons receiving a TRS call do not understand what a relay call is. Without such awareness, persons receiving a call may simply not take the call.64 It also is paramount that those who desire to call a deaf, hard-of-hearing, or speech-impaired person are aware that they can easily do so through TRS. In addition, the FCC has acknowledged the importance of outreach to make consumers aware of updated features and technologies.65 Further, making businesses aware of how TRS can work at their companies will encourage more employment of deaf, hard-of-hearing, and speech impaired individuals66 and will help those businesses better serve deaf, hard-of-hearing, and speech-impaired customers.67 Indeed, other universal service programs mandate “advertising” of the supported services as a condition of service.68

Given the current state of confusion regarding appropriate TRS outreach practices and the pending Tenth Circuit remand on use of customer data, the FCC should initiate a rulemaking

[64]	It is Purple’s experience that a high percentage of TRS calls terminate prematurely because the hearing party hangs up due to his or her unfamiliarity with TRS.
[65]

2000 TRS Order, ¶ 105. (“We also note that, as we have determined that TRS includes services other than traditional TTY-based relay service, outreach efforts should now include information about these relay services as well.”).

[66]

A Department of Labor study conducted earlier this year revealed that once an employer hires one person with a disability, it is much more likely to hire other people with disabilities. United States Department of Labor, Office of Disability Employment Policy, ODEP News Release [01/01/2009], Findings of most extensive employer survey ever on people with disabilities released by U.S. Labor Department’s Office of Disability Employment Policy, available at http://www.dol.gov/opa/media/press/odep/archive/odep20090011.htm.

[67]

The FCC granted $1.1 million to Communication Service for the Deaf, Inc. to manage a DTV Help Center for deaf and hearing-impaired individuals. The DTV Help Center utilized TRS, among other technologies, to assist thousands of deaf and hard-of-hearing consumers with the DTV transition. See “CSD, FCC Extends CSD’s DTV Contract Until June 30,” available at http://www.c-s-d.org/default.aspx?pageid=494.

[68]	See, e.g., 47 C.F.R. § 54.201(d)(2).

proceeding that will adopt rules allowing for effective outreach and consumer awareness. In particular, the FCC should adopt rules clarifying that the following marketing practices are lawful:

•	Advertising via email, the Internet, print publications, trade shows, and brochures.

•	Organizational sponsorships such as trade shows, deaf interest organizations, and conferences, provided that no specific conditions are imposed regarding the use of TRS.

•	Surveys regarding the use of TRS both online or in-person, provided that participants are given no incentives to use TRS.

•	Education and awareness campaigns related to TRS services and features, including new services and features, consistent with provider obligations to perform outreach.

•	Training businesses on how to use TRS and how to work with and hire deaf, hard-of-hearing, and speech-impaired employees, provided that no specific conditions are imposed regarding the use of TRS.

•	Providing business customers with TRS equipment, provided that no conditions on use of TRS are imposed.

•

Retention of third party companies to perform outreach obligations, provided that payments for the performance of outreach services are specifically targeted towards measurable results and not use of TRS.

•	Compensation to independent representatives who perform outreach activities, provided that such compensation is based on performance and not use of TRS.

•	Providing Internet connectivity and equipment to businesses, schools and consumers, to ensure additional access for the deaf and hard-of-hearing community.[69]

•	Providing consulting services to businesses, schools and agencies on the use of VRS services and equipment (e.g., IT and firewall issues, codes of conduct, etc.).

Through rules that confirm the lawfulness of these outreach practices, as described in Appendix A, TRS providers will be able to fulfill their outreach obligations in a meaningful and effective

[69]

In this connection, the Commission should take the opportunity to confirm that the widespread industry practice of requesting a consumer to make a test call to ensure equipment is properly installed and operational, or to diagnose a connectivity issue, is not contrary to the rules.

manner.70 As such, the Commission will fulfill its mandate to ensure that all deaf, hard-of-hearing, and speech-impaired individuals in the United States have access to a functionally equivalent telephone service. Further, by cementing the legitimacy of these practices, the Commission will provide smaller VRS providers the opportunity to increase their presence and compete in an industry that historically has been dominated by one aggressive competitor with a significant VRS market share. In turn, consumers will reap the benefits of increased competition, including more advanced services and technologies and improved customer support.

VII.	CONCLUSION

For the foregoing reasons, the Commission should initiate a rulemaking proceeding to address various critical issues affecting the provision of TRS.

Sincerely,

Daniel R. Luis, CEO
Kelby N. Brick, V.P. Reg. & Strategic Policy
Michael J. Pendergast, General Counsel
Purple Communications, Inc.
773 San Marin Drive, Suite 2210
Novato, CA 94945

Robert L. Pettit
Thomas J. Navin
Wiley Rein LLP
1776 K Street, NW
Washington, DC 20006
Counsel to Purple Communications, Inc.

[70]	Although VRS use continues to increase – as hoped for by the ADA – nationwide penetration remains low.

Appendix A – Proposed Rules

To address the issues discussed in the Petition for Rulemaking, Purple proposes the following new section 64.614 of the rules as follows:

§ 64.614 TRS Unfair Marketing Practices.

(a) No provider of TRS or any of its agents may engage in any program that involves the use of any type of financial or other incentive, either directly or indirectly, to encourage or reward a consumer for placing a TRS call. Notwithstanding the foregoing, (i) an employee or contractor of a TRS provider may communicate by TRS for appropriate business purposes, and (ii) a provider of TRS may provide equipment and related services to a consumer at a discounted price or free of charge or subsidized, provided that the offering of such equipment and the consumer’s use or possession of such equipment is not conditioned on the consumer’s choice of default TRS provider or on any minimum usage amount.

(b) No provider of TRS or any of its agents may contact a consumer and require, request or suggest that the consumer make relay calls. Notwithstanding the foregoing, TRS providers may engage in marketing and consumer outreach efforts, including the following:

(i) Advertising;

(ii) Organizational sponsorships, provided that no conditions are imposed regarding the use of TRS;

(iii) Consumer surveys, provided that participants are offered no incentives, either directly or indirectly, to use TRS;

(iv) Education, awareness and outreach campaigns, including retention of third parties to conduct such campaigns, provided that compensation of third parties is not related to the use of TRS;

(v) Training both individuals and businesses on the use of TRS, provided that no conditions are imposed regarding the use of TRS; and

(vi) Asking a consumer to make a test call to ensure that an installation has been done properly, to ensure that a service problem has been remedied, or to help diagnose service problems.